Filed Pursuant to Rule 424(b)(5)
Registration No. 333-257514
CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Class A Common Stock, $0.001 par value	2,500,000	$365.00	$912,500,000	$99,553.75(1)

(1)
The filing fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-257514) filed by the Registrant on June 29, 2021.

Prospectus Supplement
(To Prospectus dated June 29, 2021)
2,500,000 Shares
MongoDB, Inc.
Class A Common Stock

We are offering 2,500,000 shares of our Class A common stock.
Our Class A common stock is listed on the Nasdaq Global Market under the symbol “MDB”. On June 29, 2021, the last reported sale price of our Class A common stock on the Nasdaq Global Market was $383.71 per share.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in our Class A common stock.
	Per Share	Total
Public offering price	$365.00	$912,500,000
Underwriting discounts and commissions to be paid by us	$9.09	$22,725,000
Proceeds, before expenses, to us(1)	$355.91	$889,775,000

(1)
We have agreed to reimburse the underwriters for certain expenses in connection with the offering. See the section titled “Underwriting.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect that delivery of the shares of Class A common stock will be made to investors in book-entry form through The Depository Trust Company on or about July 2, 2021.

Joint Book-Running Managers
Morgan Stanley	Goldman Sachs & Co. LLC
Co-Managers
Drexel Hamilton	Guzman & Company	Siebert Williams Shank	Tigress Financial Partners
June 29, 2021

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.
If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein and any free writing prospectus we have authorized for use in connection with this offering are accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.
We are not, and the underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the shares of Class A common stock offered by this prospectus supplement.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:
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our future operating and financial performance, ability to generate positive cash flow and ability to achieve and sustain profitability;

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our ability to successfully anticipate and satisfy customer demands, including through the introduction of new features, products or services and the provision of professional services;

•
the effects of increased competition in our market;

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our ability to expand our sales and marketing organization and to scale our business, including entering into new markets and managing our international expansion;

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the impact of the COVID-19 pandemic and any associated economic downturn on our future operating and financial performance;

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the future trading prices of our Class A common stock and the impact of securities analysts’ reports on these prices;

•
our ability to continue to build and maintain credibility with the developer community;

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our ability to attract and retain customers to use our products;

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our ability to maintain, protect, enforce and enhance our intellectual property;

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the growth and expansion of the market for database products and our ability to penetrate such market;

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our ability to maintain the security of our software and adequately address privacy concerns;

•
our ability to accurately forecast our sales cycle and make changes to our pricing model;

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our ability to form new and expand existing strategic partnerships;

•
the attraction and retention of highly skilled and key personnel;

•
our ability to enhance our brand;

•
our ability to effectively manage our growth and future expenses and maintain our corporate culture; and

•
our ability to comply with modified or new laws and regulations applying to our business; and

•
our anticipated use of the net proceeds of this offering.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties

S-iii

emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

S-iv

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our Class A common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we authorize for use in connection with this offering, before making an investment decision to purchase our Class A common stock, especially the risks of investing in our Class A common stock discussed in “Risk Factors” in this prospectus supplement, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus. Unless the context otherwise requires, the terms “MongoDB,” “the Company,” “we,” “us” and “our” in this prospectus refer to MongoDB, Inc., its divisions and its subsidiaries.
Overview
MongoDB is the leading modern, general purpose database platform. Our robust platform enables developers to build and modernize applications rapidly and cost-effectively across a broad range of use cases. Organizations can deploy our platform at scale in the cloud, on-premise, or in a hybrid environment. Through our unique document-based architecture, we are able to address the needs of organizations for performance, scalability, flexibility and reliability while maintaining the strengths of legacy databases. Software applications are redefining how organizations across industries engage with their customers, operate their businesses and compete with each other. A database is at the heart of every software application. As a result, selecting a database is a highly strategic decision that directly affects developer productivity, application performance and organizational competitiveness. Our platform addresses the performance, scalability, flexibility and reliability demands of modern applications, while maintaining the strengths of legacy databases. Our business model combines the developer mindshare and adoption benefits of open source with the economic benefits of a proprietary software subscription business model. MongoDB is headquartered in New York City.
We generate revenue primarily from sales of subscriptions. MongoDB Atlas is our hosted multi-cloud database-as-a-service (“DBaaS”) offering that includes comprehensive infrastructure and management, which we run and manage in the cloud. We have experienced strong growth in self-serve customers of MongoDB Atlas. These customers are charged monthly in arrears based on their usage. In addition, we have also seen growth in MongoDB Atlas customers sold by our sales force. These customers typically sign annual contracts and pay in advance or are invoiced monthly in arrears based on usage.
MongoDB Enterprise Advanced is our proprietary commercial database server offering for enterprise customers that can run in the cloud, on-premise or in a hybrid environment, and includes our proprietary commercial database server, enterprise management capabilities, our graphical user interface, analytics integrations, technical support and a commercial license to our platform.
We sell subscriptions directly through our field and inside sales teams, as well as indirectly through channel partners. The majority of our subscription contracts are one year in duration and are invoiced upfront. When we enter into multi-year subscriptions, we typically invoice the customer on an annual basis.
Many of our enterprise customers initially get to know our software by using Community Server, which is our free-to-download version of our database that includes the core functionality developers need to get started with MongoDB without all the features of our commercial platform.
We also offer a free tier of MongoDB Atlas, which provides access to our hosted database solution with limited processing power and storage, as well as certain operational limitations. As a result, with the availability of both Community Server and MongoDB Atlas free tier offerings, our direct sales prospects are often familiar with our platform and may have already built applications using our technology. A core component of our growth strategy for MongoDB Atlas and MongoDB Enterprise Advanced is to convert developers and their organizations who are already using Community Server or the free tier of MongoDB Atlas to become customers of our commercial products and enjoy the benefits of either a self-managed or hosted offering.

We also generate revenue from services, which consist primarily of fees associated with consulting and training services. We expect to continue to invest in our services organization as we believe it plays an important role in accelerating our customers’ realization of the benefits of our platform, which helps drive customer retention and expansion.
We believe the market for our offerings is large and growing. According to IDC, the worldwide database software market, which it refers to as the data management software market, is forecast to be $73 billion in 2021 growing to approximately $119 billion in 2025, representing a 13% compound annual growth rate. We have experienced rapid growth and have made substantial investments in developing our platform and expanding our sales and marketing footprint. We intend to continue to invest heavily to grow our business to take advantage of our market opportunity rather than optimizing for profitability or cash flow in the near term.
Impact of the COVID-19 Pandemic
The ongoing COVID-19 pandemic has continued to impact the United States and the world. As a result, authorities have from time to time implemented numerous measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. Although many jurisdictions have relaxed such restrictions, in some cases these restrictions have been or may in the future be re-instituted, and other jurisdictions are imposing restrictions for the first time. As the COVID-19 pandemic continues, it is highly uncertain to what extent and when restrictions will be lifted in various jurisdictions. The full extent of the impact of the ongoing COVID-19 pandemic on our future operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact of new variants of the virus that causes COVID-19; the public health measures taken by authorities and other entities to contain and treat COVID-19; the actions taken to effect a widespread, global roll-out of the available vaccines; and the impact of the COVID-19 pandemic on the global economy and on our current and prospective customers, employees, vendors and other parties with whom we do business, all of which are uncertain and cannot be predicted.
We adopted several measures in response to the COVID-19 pandemic, including temporarily requiring employees to work remotely, suspending non-essential travel by our employees, and replacing in-person marketing events (including our annual developer conference) with virtual events. We have informed our employees that they may continue to elect to work remotely until September 1, 2021, even if their office reopens.
While the broader implications of the ongoing COVID-19 pandemic on our results of operations and overall financial performance remain uncertain, we currently expect our revenue to continue to be negatively impacted by the slowdown in activity and other challenges associated with the COVID-19 pandemic and global uncertainty in the near term.
We will continue to evaluate the nature and extent of the impact of COVID-19 on our business. For further discussion of the potential impacts of the ongoing COVID-19 pandemic on our business, operating results, and financial condition, see the section titled “Risk Factors” included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021. Other factors affecting our performance are included in the Summary Risk Factors below, although we caution you that the ongoing COVID-19 pandemic may also further impact these factors.
Summary Risk Factors
Below is a summary of the material factors that make an investment in our Class A common stock speculative or risky. Importantly, this summary does not address all of the risks that we face. Our business involves significant risks that may have a material adverse effect on our business, financial condition, results of operations, prospects and stock price. These risks are more fully described under “Risk Factors” beginning on page S-6 of this prospectus supplement and include, among others:
•
The ongoing COVID-19 pandemic, related economic downturn and measures taken in response to the pandemic could negatively impact our business, financial condition and results of operations.

•
Unfavorable conditions in our industry or the global economy or reductions in information technology spending could limit our ability to grow our business and negatively affect our results of operations.

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We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which would cause our stock price to decline.

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We have a limited operating history, which makes it difficult to predict our future results of operations.

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We have a history of losses and as our costs increase, we may not be able to generate sufficient revenue to achieve or sustain profitability.

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Because we derive substantially all of our revenue from our database platform, failure of this platform to satisfy customer demands could adversely affect our business, results of operations, financial condition and growth prospects.

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We currently face significant competition and expect that intense competition will continue.

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If we do not effectively expand our sales and marketing organization, we may be unable to add new customers or increase sales to our existing customers.

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Our decision to offer Community Server under a new license, the Server Side Public License (“SSPL”), may harm adoption of Community Server.

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We have invested significantly in our MongoDB Atlas offering, and if it fails to achieve market adoption, our business, results of operations and financial condition could be harmed.

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We could be negatively impacted if the GNU Affero General Public License Version 3, the SSPL and other open source licenses under which some of our software is licensed are not enforceable.

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Our licensing model for Community Server could negatively affect our ability to monetize and protect our intellectual property rights.

•
We could incur substantial costs in protecting or defending our intellectual property rights and any failure to protect our intellectual property rights could reduce the value of our software and brand.

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If we are not able to introduce new features or services successfully and to make enhancements to our software or services, our business and results of operations could be adversely affected.

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We have experienced rapid growth in recent periods. If we fail to continue to grow and to manage our growth effectively, we may be unable to execute our business plan, increase our revenue, improve our results of operations, maintain high levels of service, or adequately address competitive challenges.

•
If our security measures, or those of our service providers, are breached or unauthorized access to personal information or otherwise private or proprietary data is otherwise obtained, our software may be perceived as not being secure, customers may reduce or terminate their use of our software and we may face litigation, regulatory investigations, significant liability and reputational damage.

•
If we are not able to maintain and enhance our brand, especially among developers, our business and results of operations may be adversely affected.

Corporate History and Information
MongoDB, Inc. was incorporated under the laws of the State of Delaware in November 2007, under the name 10Gen, Inc. We changed our name to MongoDB, Inc. on August 27, 2013. Our principal executive offices are located at 1633 Broadway, 38th Floor, New York, New York 10019, and our telephone number is (646) 727-4092. Our website address is www.mongodb.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our Class A common stock.
“MongoDB” and the MongoDB leaf logo, and other trademarks or service marks of MongoDB, Inc. appearing in this prospectus supplement are the property of MongoDB, Inc. Other trademarks, service marks, or trade names appearing in this prospectus supplement are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols.

THE OFFERING
The following summary is provided solely for your convenience and is not intended to be complete. For a more detailed description of our Class A common stock, see “Description of Capital Stock—Class A Common Stock” in the accompanying prospectus.
Issuer
MongoDB, Inc.
Class A common stock offered by us
2,500,000 shares of our Class A common stock
Class A common stock to be outstanding after this
offering
64,596,273 shares
Use of proceeds
We anticipate that the net proceeds of this offering will be approximately $889.0 million.
We intend to use the net proceeds from the offering for general corporate purposes, which may include working capital, capital expenditures, the acquisition of other companies or businesses, strategic investments, the refinancing or repayment of debt and share repurchases. These expectations are subject to change. See “Use of Proceeds” for additional information.
Material U.S. Federal Income Tax Consequences
For a discussion of material U.S. federal income tax consequences relating to the ownership and disposition of the shares of our Class A common stock. See “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders.”
You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning and disposing of shares of our Class A common stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.
Risk Factors
Investing in our Class A common stock involves risk. See “Risk Factors” and all other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a discussion of factors that should be considered before investing in our Class A common stock.
Nasdaq Global Market trading symbol
“MDB”
The number of shares of our Class A common stock that will be outstanding after this offering is based on 62,096,273 shares of our Class A common stock outstanding as of April 30, 2021 and excludes:
•
3,388,275 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock outstanding as of April 30, 2021, with a weighted-average exercise price of $7.51 per share;

•
3,660,490 shares of our Class A common stock issuable upon the vesting of restricted stock units outstanding as of April 30, 2021;

•
9,442,975 shares of our Class A common stock reserved for issuance upon conversion of our outstanding convertible senior notes as of April 30, 2021; and

•
20,862,712 shares of our Class A common stock reserved for future issuance under our equity compensation plans as of April 30, 2021, consisting of:

•
18,300,423 shares of our Class A common stock reserved for future issuance under our 2016 Equity Incentive Plan (our “2016 Plan”); and

•
2,562,289 shares of our Class A common stock reserved for future issuance under our 2017 Employee Stock Purchase Plan (our “ESPP”).

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of outstanding stock options or restricted stock units.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. The risks described below are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering and Ownership of our Class A Common Stock
If you purchase shares of Class A common stock in this offering, you will suffer immediate dilution of your investment.
The price of our Class A common stock in this offering is substantially higher than the net tangible book value per share of our Class A common stock. Therefore, if you purchase shares of our Class A common stock in this offering, you will pay a price per share that substantially exceeds our historical net tangible book value per share after this offering. To the extent outstanding options are exercised, outstanding restricted stock units are settled, or shares of our Class A common stock are issued in connection with conversion of our outstanding convertible senior notes, you will incur further dilution.
Investors in this offering may experience future dilution.
In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into, or exchangeable for, our Class A common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our Class A common stock or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our Class A common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our Class A common stock in this offering will suffer dilution in their investment.
We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.
Our management will have broad discretion over the use of net proceeds from this offering, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could impair our ability to pursue our growth strategy or could require us to raise additional capital.
The trading price of our Class A common stock has been and is likely to continue to be volatile, which could cause the value of our Class A common stock to decline.
Technology stocks have historically experienced high levels of volatility. The trading price of our Class A common has been and is likely to continue to be volatile. Factors that could cause fluctuations in the trading price of our Class A common stock include the following:
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announcements of new products or technologies, commercial relationships, acquisitions or other events by us or our competitors;

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changes in how customers perceive the benefits of our product and future product offerings and releases;

•
departures of key personnel;

•
price and volume fluctuations in the overall stock market from time to time;

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fluctuations in the trading volume of our shares or the size of our public float;

•
sales of large blocks of our Class A common stock;

•
actual or anticipated changes or fluctuations in our results of operations;

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whether our results of operations meet the expectations of securities analysts or investors;

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changes in actual or future expectations of investors or securities analysts;

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significant data breach involving our software;

•
litigation involving us, our industry, or both;

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regulatory developments in the United States, foreign countries or both;

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general economic conditions and trends;

•
major catastrophic events in our domestic and foreign markets; and

•
“flash crashes,” “freeze flashes” or other glitches that disrupt trading on the securities exchange on which we are listed.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our Class A common stock could decline for reasons unrelated to our business, results of operations or financial condition. The trading price of our Class A common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, following periods of volatility in the trading price of a company’s securities, securities class action litigation has often been brought against that company. If our stock price is volatile, we may become the target of securities litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources from our business. This could have an adverse effect on our business, results of operations and financial condition.
We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which would cause our stock price to decline.
We release earnings guidance in our quarterly and annual earnings conference calls, quarterly and annual earnings releases, or otherwise, regarding our future performance that represents our management’s estimates as of the date of release. This guidance includes forward-looking statements based on projections prepared by our management. Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies on our business, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. One of those key assumptions relates to the impact of the ongoing COVID-19 pandemic and the associated economic uncertainty on our business, which is inherently difficult to predict. We intend to state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to imply that actual results could not fall outside of the suggested ranges. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. Furthermore, analysts and investors may develop and publish their own projections of our business, which may form a consensus about our future performance. Our actual business results may vary significantly from such guidance or that consensus due to a number of factors, many of which are outside of our control, including due to the global economic uncertainty and financial market conditions caused by the ongoing COVID-19 pandemic, and which could adversely affect our business and future operating results. There are no comparable recent events that provide insights as to the probable effect of the ongoing COVID-19 pandemic, and, as a result, the ultimate impact of the COVID-19 outbreak is highly uncertain and subject to change. We are relying on the reports and models of economic and medical experts in making assumptions relating to the duration of this crisis and predictions as to timing and pace of any future economic recovery. If these models are incorrect or incomplete, or if we fail to accurately predict the full impact that the COVID-19 pandemic will have on all aspects of our business, the guidance and other forward-looking statements we provide may also be incorrect or incomplete. Furthermore, if we make downward revisions of our previously announced guidance, if we withdraw our previously announced guidance, or if our publicly announced guidance of future operating results fails to meet expectations of securities analysts, investors or other interested parties, the price of our common stock would decline.
Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results may vary from our guidance and the variations may be material. In light of the foregoing, investors are urged not to rely upon our guidance in making an investment decision regarding our common stock.
Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this “Risk Factors” section in this prospectus supplement or in the materials incorporated by reference herein could result in the actual operating results being different from our guidance, and the differences may be adverse and material.
Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.
We expect to issue additional capital stock in the future that will result in dilution to all other stockholders, including those stockholders who purchase shares in this offering. We expect to grant equity awards to employees, directors and consultants under our equity incentive plans. We may also raise capital through additional equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Class A common stock to decline.
We do not intend to pay dividends on our Class A common stock for the foreseeable future.
We have never declared or paid any dividends on our capital stock. We intend to retain any earnings to finance the operation and expansion of our business and we do not anticipate paying any dividends in the foreseeable future. As a result, investors in our Class A common stock may only receive a return if the market price of our Class A common stock increases.
The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.
As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq and other applicable securities rules and regulations. Our management and other personnel devote a substantial amount of time to compliance with these requirements. Moreover, these laws, regulations and standards are subject to varying interpretations and their application in practice may evolve over time as regulatory and governing bodies issue revisions to, or new interpretations of, these public company requirements. Such changes could result in continuing uncertainty regarding compliance matters and higher legal and financial costs necessitated by ongoing revisions to disclosure and governance practices. We will continue to invest resources to comply with evolving laws, regulations and standards and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.
Being a public company under these rules and regulations has made it more expensive for us to obtain director and officer liability insurance and in the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers or members of our Board of Directors, particularly to serve on our audit and compensation committees.
As a result of the disclosures within our filings with the SEC, information about our business and our financial condition is available to competitors and other third parties, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected. Even if the claims do not result in litigation or are resolved in our favor, these claims and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and results of operations.
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:
•
any derivative action or proceeding brought on our behalf;

•
any action asserting a breach of fiduciary duty;

•
any action asserting a claim against us arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws; and

•
any action asserting a claim against us that is governed by the internal-affairs doctrine.

This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs, and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions. If a court were to find either exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions.
Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by the current members of our Board of Directors or take other corporate actions, including effecting changes in our management. These provisions include:
•
a classified Board of Directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our Board of Directors;

•
the ability of our Board of Directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•
the exclusive right of our Board of Directors to elect a director to fill a vacancy created by the expansion of our Board of Directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board of Directors;

•
a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•
the requirement that a special meeting of stockholders may be called only by our Board of Directors, the chairperson of our Board of Directors or our chief executive officer, which limitations could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•
the requirement for the affirmative vote of holders of a majority of the voting power of all of the then outstanding shares of the voting stock to amend the provisions of our amended and restated certificate of incorporation relating to the management of our business (including our classified board structure) or certain provisions of our amended and restated bylaws, which may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•
the ability of our Board of Directors to amend our bylaws, which may allow our Board of Directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our bylaws to facilitate an unsolicited takeover attempt; and

•
advance notice procedures with which stockholders must comply to nominate candidates to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, which may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a specified period of time.

USE OF PROCEEDS
We estimate that the net proceeds from this offering of our Class A common stock will be approximately $889.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from the offering for general corporate purposes, which may include working capital, capital expenditures, the acquisition of other companies or businesses, strategic investments, the refinancing or repayment of debt and share repurchases. The amount and timing of these expenditures will vary depending on a number of factors, including competitive and technological developments and the rate of growth, if any, of our business.
Pending their use, we plan to invest the net proceeds from this offering in cash, money market funds, commercial paper, corporate bonds, U.S. agency debt securities and U.S. government securities.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.
DILUTION
If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of Class A common stock in this public offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.
As of April 30, 2021, our net tangible book value was approximately $(353.6) million, or $(5.69) per share of Class A common stock. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the shares of Class A common stock outstanding at April 30, 2021.
After giving effect to our sale of 2,500,000 shares of Class A common stock in this offering at the public offering price of $365.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at April 30, 2021 would have been approximately $535.4 million, or $8.29 per share of Class A common stock. This represents an immediate increase in as adjusted net tangible book value of $13.98 per share to existing stockholders and an immediate dilution of $356.71 per share to new investors.
The following table illustrates this dilution:
Public offering price per share		$365.00
Net tangible book value per share as of April 30, 2021	$(5.69)
Increase per share attributable to this offering	$13.98
As adjusted net tangible book value per share after giving effect to this offering		$8.29
Net tangible book value dilution per share to investors in this offering		$356.71
The foregoing calculations are based on 62,096,273 shares of our Class A common stock outstanding as of April 30, 2021 and excludes:
•
3,388,275 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock outstanding as of April 30, 2021, with a weighted-average exercise price of $7.51 per share;

•
3,660,490 shares of our Class A common stock issuable upon the vesting of restricted stock units outstanding as of April 30, 2021;

•
9,442,975 shares of our Class A common stock reserved for issuance upon conversion of our outstanding convertible senior notes as of April 30, 2021; and

•
20,862,712 shares of our Class A common stock reserved for future issuance under our equity compensation plans as of April 30, 2021, consisting of:

•
18,300,423 shares of our Class A common stock reserved for future issuance under our 2016 Plan; and

•
2,562,289 shares of our Class A common stock reserved for future issuance under our ESPP.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
The following is a discussion of the material U.S. federal income tax consequences relating to the ownership and disposition of our Class A common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our Class A common stock other than a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Internal Revenue Code of 1986, as amended the “Code”) have authority to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a United States person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, the Internal Revenue Service (the “IRS”), could challenge one or more of the tax consequences described in this prospectus supplement.
This discussion addresses only non-U.S. holders that hold shares of our Class A common stock as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of state, local or non-U.S. taxes, or the application of the alternative minimum tax, the Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code, any U.S. federal non-income taxes such as estate or gift tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, any election to apply Section 1400Z-2 of the Code to gains recognized with respect to shares of our Class A common stock or any other U.S. federal taxes other than income taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
•
insurance companies;

•
tax-exempt organizations;

•
financial institutions;

•
brokers or dealers in securities;

•
pension plans;

•
controlled foreign corporations;

•
passive foreign investment companies;

•
persons that hold our Class A common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•
tax exempt organizations or governmental organizations;

•
persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•
certain U.S. expatriates, former citizens or long-term residents of the United States;

•
persons that own, or are deemed to own, during the applicable testing period, more than 5% of our outstanding capital stock (except to the extent specifically set forth below);

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•
persons who have elected to mark securities to market; or

•
persons that acquire our Class A common stock pursuant to the exercise of employee stock options or otherwise as compensation for services.

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other entities that are transparent for U.S. federal income tax purposes or persons who hold their Class A common stock through partnerships or other entities that are transparent for U.S. federal income tax purposes. In the case of a holder that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend on the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. A person treated as a partner in a partnership or who holds their stock through another transparent entity should consult his, her or its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Class A common stock through a partnership or other transparent entity, as applicable.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Distributions on Our Class A Common Stock
We do not expect to pay any dividends in the foreseeable future. See “Dividend Policy” above in this prospectus supplement. However, in the event that we do pay distributions of cash or property on our Class A common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the Class A common stock. Any remaining excess will be treated as capital gain from the sale of such stock, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock.”
Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” and the discussion in the following paragraph regarding income effectively connected with a U.S. trade or business, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax described above if the non-U.S. holder satisfies applicable certification and disclosure requirements. To obtain this exemption, a non-U.S. holder must generally provide us or the applicable withholding agent with a properly executed IRS Form W-8ECI (or applicable successor form) properly certifying such exemption. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the regular U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our Class A common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) certifying qualification for the lower treaty rate and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.
Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock
Subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our Class A common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular rates and in the manner applicable to United States persons (as defined in the Code), and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•
the non-U.S. holder is an non-resident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount of net gain derived from the disposition, which may be offset by certain capital losses allocable to U.S. sources, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
we are or were a “U.S. real property holding corporation” during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our Class A common stock, unless our Class A common stock is regularly traded on an established securities market and the non-U.S. holder held no more than five percent of our outstanding Class A common stock, directly or indirectly, actually or constructively, during such period. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we have not been and are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding
We (or the applicable paying agent) must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our Class A common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 24%) with respect to dividends on our Class A common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN, W-8BEN-E, or W-8ECI or otherwise establishes an exemption.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Class A common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United

States through a foreign broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker that is a United States person (within the meaning of the Code) or that has substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Pursuant to the provisions of a specific treaty or agreement, copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
Foreign Account Tax Compliance Act
Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) generally impose a 30% withholding tax on any “withholdable payment” to a “foreign financial institution” (both as defined in the Code), unless such institution enters into an agreement with the U.S. government to deduct and withhold a 30% tax on certain payments made by such foreign financial institution and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or another applicable exception applies or such institution is compliant with applicable foreign law enacted in connection with an applicable intergovernmental agreement between the United States and a foreign jurisdiction. FATCA will also generally impose a 30% withholding tax on any “withholdable payment” (as defined in the Code) to a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity (which generally includes any United States person who directly or indirectly owns more than 10% of the entity), if any, or another applicable exception applies or such entity is compliant with applicable foreign law enacted in connection with an applicable intergovernmental agreement between the United States and a foreign jurisdiction. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.
Under final regulations and other current guidance, the withholding provisions described above apply currently to dividends on our Class A common stock. Proposed regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest; however, prior versions of the rules would have made such gross proceeds subject to FATCA withholding. Taxpayers (including withholding agents) can rely on the proposed regulations until final regulations are issued. The FATCA withholding tax will apply regardless of whether a payment would otherwise be exempt from or not subject to U.S. nonresident withholding tax (e.g., as capital gain).
The preceding discussion of material U.S. federal tax consequences is for general information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, holding and disposing of our Class A common stock, including the consequences of any proposed changes in applicable laws or any applicable income tax treaty.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are is acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:
Name	Number of Shares
Morgan Stanley & Co. LLC	1,325,000
Goldman Sachs & Co. LLC	1,075,000
Drexel Hamilton, LLC	25,000
Guzman & Company	25,000
Siebert Williams Shank & Co., LLC	25,000
Tigress Financial Partners LLC	25,000
Total	2,500,000
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken.
The underwriters initially propose to offer part of the shares of Class A common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $1.50 per share under the public offering price. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the representatives.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.
	Per Share	Total
Public offering price	$365.00	$912,500,000
Underwriting discounts and commissions to be paid by us	$9.09	$22,725,000
Proceeds, before expenses, to us	$355.91	$889,775,000
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $765,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000.
Our Class A common stock is listed on the Nasdaq Global Market under the trading symbol “MDB”.
We, our directors, our executive officers and certain holders of our Class A common stock and securities exercisable for shares of our Class A common stock have agreed that, subject to specified limited exceptions, for a period of 60 days from the date of this prospectus, we and they will not, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, dispose of or hedge any shares or any securities convertible into or exchangeable for our Class A common stock. Morgan Stanley & Co. LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time.
In order to facilitate the offering of the Class A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of Class A common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our Class A common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Class A common stock in, from or otherwise involving the United Kingdom.

Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Class A common stock.
Accordingly, the shares of Class A common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Class A common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Class A common stock. The shares of Class A common stock may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Class A common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in

Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Class A common stock. The shares of Class A common stock may only be transferred en bloc without subdivision to a single investor.
Hong Kong
The shares of Class A common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of Class A common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Cooley LLP is serving as our counsel in this offering. The underwriters have been represented Wilson Sonsini Goodrich & Rosati, New York, New York. As of the date of this prospectus supplement, GC&H Investments and GC&H Investments, LLC, entities comprised of partners and associates of Cooley LLP, beneficially in an aggregate of 8,525 shares of our Class A common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended January 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Class A common stock offered by this prospectus supplement. This prospectus supplement, which forms a part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings, including the complete registration statement of which this prospectus supplement is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.
These documents are also available, free of charge, through the Investors section of our website, which is located at investors.mongodb.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of our Class A common stock (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) (Commission File No. 001-38240):
•
our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, filed with the SEC on March 22, 2021;

•
our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021, filed with the SEC on June 4, 2021;

•
our Current Report on Form 8-K filed with the SEC on June 29, 2021;

•
the portions of our Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2021 Annual Meeting of Stockholders, filed with the SEC on May 17, 2021, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021; and

•
the description of our Class A common stock set forth in our registration statement on Form 8-A, filed with the SEC on October 10, 2017, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.7 to our Annual Report on Form 10-K filed with the SEC on March 22, 2021.
We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus supplement is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus supplement from and after the filing of such Annual Reports.
Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
This prospectus supplement is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us.
Documents incorporated by reference herein are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus supplement by writing to us at the following address or by calling us at the telephone number listed below:
MongoDB, Inc.
Attn: General Counsel
1633 Broadway
38th Floor
New York, New York 10019
(646) 727-4092
You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page hereof.

PROSPECTUS
MongoDB, Inc.
Class A Common Stock

We may, from time to time, offer and sell, on terms that we will determine at the time of the offering, shares of our Class A common stock described in this prospectus. This prospectus describes some of the general terms that may apply to an offering of our Class A common stock. Each time we sell Class A common stock pursuant to this prospectus, we will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the Class A common stock being offered.
We may sell the Class A common stock through underwriters or dealers, directly to purchasers, or through designated agents from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and any similar section in the applicable prospectus supplement. If any underwriters are involved in the sale of any shares of Class A common stock with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional shares of Class A common stock will be listed in a prospectus supplement. The price to the public of such shares of Class A common stock and the net proceeds we expect to receive from such sale will also be listed in a prospectus supplement.
Our Class A common stock is listed on The Nasdaq Global Market under the symbol “MDB.” On June 28, 2021, the last reported sale price of our Class A common stock was $389.23 per share.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 29, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein or therein, and any free writing prospectus we have authorized for use in connection with the applicable offering is accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement, and any authorized free writing prospectus. Our business, financial condition, results of operations, and prospects may have changed since those dates.
In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus is considered to be automatically updated and superseded. In case of a conflict or inconsistency between information contained in this prospectus and information in any accompanying prospectus supplement or incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Information by Reference” in this prospectus.
We have not authorized anyone to provide any information other than that included or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
Unless the context otherwise requires, the terms “MongoDB,” “the Company,” “we,” “us,” and “our” in this prospectus refer to MongoDB, Inc., its divisions and its subsidiaries. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to the Company’s fiscal years ended January 31 and the associated quarters, months and periods of those fiscal years.

ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
MongoDB is the leading modern, general purpose database platform. Our robust platform enables developers to build and modernize applications rapidly and cost-effectively across a broad range of use cases. Organizations can deploy our platform at scale in the cloud, on-premise, or in a hybrid environment. Through our unique document-based architecture, we are able to address the needs of organizations for performance, scalability, flexibility and reliability while maintaining the strengths of legacy databases. Software applications are redefining how organizations across industries engage with their customers, operate their businesses and compete with each other. A database is at the heart of every software application. As a result, selecting a database is a highly strategic decision that directly affects developer productivity, application performance and organizational competitiveness. Our platform addresses the performance, scalability, flexibility and reliability demands of modern applications, while maintaining the strengths of legacy databases. Our business model combines the developer mindshare and adoption benefits of open source with the economic benefits of a proprietary software subscription business model. MongoDB is headquartered in New York City.
We generate revenue primarily from sales of subscriptions. MongoDB Atlas is our hosted multi-cloud database-as-a-service (“DBaaS”) offering that includes comprehensive infrastructure and management, which we run and manage in the cloud. We have experienced strong growth in self-serve customers of MongoDB Atlas. These customers are charged monthly in arrears based on their usage. In addition, we have also seen growth in MongoDB Atlas customers sold by our sales force. These customers typically sign annual contracts and pay in advance or are invoiced monthly in arrears based on usage.
MongoDB Enterprise Advanced is our proprietary commercial database server offering for enterprise customers that can run in the cloud, on-premise or in a hybrid environment, and includes our proprietary commercial database server, enterprise management capabilities, our graphical user interface, analytics integrations, technical support and a commercial license to our platform.
We sell subscriptions directly through our field and inside sales teams, as well as indirectly through channel partners. The majority of our subscription contracts are one year in duration and are invoiced upfront. When we enter into multi-year subscriptions, we typically invoice the customer on an annual basis.
Many of our enterprise customers initially get to know our software by using Community Server, which is our free-to-download version of our database that includes the core functionality developers need to get started with MongoDB without all the features of our commercial platform.
We also offer a free tier of MongoDB Atlas, which provides access to our hosted database solution with limited processing power and storage, as well as certain operational limitations. As a result, with the availability of both Community Server and MongoDB Atlas free tier offerings, our direct sales prospects are often familiar with our platform and may have already built applications using our technology. A core component of our growth strategy for MongoDB Atlas and MongoDB Enterprise Advanced is to convert developers and their organizations who are already using Community Server or the free tier of MongoDB Atlas to become customers of our commercial products and enjoy the benefits of either a self-managed or hosted offering.
We also generate revenue from services, which consist primarily of fees associated with consulting and training services. We expect to continue to invest in our services organization as we believe it plays an important role in accelerating our customers’ realization of the benefits of our platform, which helps drive customer retention and expansion.

We believe the market for our offerings is large and growing. According to IDC, the worldwide database software market, which it refers to as the data management software market, is forecast to be $73 billion in 2021 growing to approximately $119 billion in 2025, representing a 13% compound annual growth rate. We have experienced rapid growth and have made substantial investments in developing our platform and expanding our sales and marketing footprint. We intend to continue to invest heavily to grow our business to take advantage of our market opportunity rather than optimizing for profitability or cash flow in the near term.
Corporate Information
MongoDB, Inc. was incorporated under the laws of the State of Delaware in November 2007, under the name 10Gen, Inc. We changed our name to MongoDB, Inc. on August 27, 2013. Our principal executive offices are located at 1633 Broadway, 38th Floor, New York, New York 10019, and our telephone number is (646) 727-4092. Our website address is www.mongodb.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.
“MongoDB” and the MongoDB leaf logo, and other trademarks or service marks of MongoDB, Inc. appearing in this prospectus are the property of MongoDB, Inc. Other trademarks, service marks, or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.
Risks Associated with Our Business
An investment in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the sections titled “Risk Factors Summary” and “Risk Factors” included in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC.
Class A Common Stock
From time to time, we may issue shares of our Class A common stock. The holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our Class A common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our Class A common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Our Class A common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of Class A common stock offered by us, if any, for general corporate purposes, including working capital and capital expenditures. See the section titled “Use of Proceeds” in this prospectus.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before deciding whether to purchase our Class A common stock, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, as well as the documents we have filed with the SEC that are incorporated by reference in this prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:
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our future operating and financial performance, ability to generate positive cash flow and ability to achieve and sustain profitability;

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our ability to successfully anticipate and satisfy customer demands, including through the introduction of new features, products or services and the provision of professional services;

•
the effects of increased competition in our market;

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our ability to expand our sales and marketing organization and to scale our business, including entering into new markets and managing our international expansion;

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the impact of the COVID-19 pandemic and any associated economic downturn on our future operating and financial performance;

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the future trading prices of our Class A common stock and the impact of securities analysts’ reports on these prices;

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our ability to continue to build and maintain credibility with the developer community;

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our ability to attract and retain customers to use our products;

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our ability to maintain, protect, enforce and enhance our intellectual property;

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the growth and expansion of the market for database products and our ability to penetrate such market;

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our ability to maintain the security of our software and adequately address privacy concerns;

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our ability to accurately forecast our sales cycle and make changes to our pricing model;

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our ability to form new and expand existing strategic partnerships;

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the attraction and retention of highly skilled and key personnel;

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our ability to enhance our brand;

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our ability to effectively manage our growth and future expenses and maintain our corporate culture;

•
our ability to comply with modified or new laws and regulations applying to our business; and

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our anticipated use of the net proceeds of this offering.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
We intend to continue to evaluate and consider potential strategic transactions, and such acquisitions may include the issuance of our Class A common stock as consideration, resulting in dilution to existing stockholders. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

SECURITIES WE MAY OFFER
This prospectus contains a summary description of the securities we may offer from time to time. The summary descriptions are not meant to be complete descriptions of each security. The particular terms of any securities will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
General
As of the date of this prospectus, our authorized capital stock consists of shares, all with a par value of $0.001 per share, of which:
•
1,000,000,000 shares are designated as Class A common stock; and

•
100,000,000 shares are designated as preferred stock.

Our board of directors may establish the rights and preferences of the preferred stock from time to time.
A description of the material terms and provisions of our amended and restated certificate of incorporation, as amended by the certificate of retirement dated June 16, 2020, and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended by the certificate of retirement, and our amended and restated bylaws, each of which are incorporated by reference into the registration statement of which this prospectus is a part.
Class A Common Stock
Voting Rights
Each holder of our Class A common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, as amended by the certificate of retirement dated June 16, 2020, and our amended and restated bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of our Class A common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they should so choose.
Dividends
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Class A common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our Class A common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of our preferred stock.
Rights and Preferences
Holders of our Class A common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Fully Paid and Non-Assessable
All of the outstanding shares of our Class A common stock are fully paid and non-assessable.
Preferred Stock
Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to designate and issue up to 100,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock.
The General Corporation Law of the State of Delaware (“DGCL”), the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Registration Rights
A holder of our Class A common stock is entitled to certain rights with respect to registration of such shares under the Securities Act of 1933, or the Securities Act, pursuant to the terms of an investors’ rights agreement. These shares are collectively referred to herein as registrable securities. The investors’ rights agreement provides the holder of registrable securities with demand, piggyback and Form S-3 registration rights. We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations. The registration rights will terminate upon the earlier to occur of the date that is five years following the closing of our initial public offering and the date on which the stockholder holding registrable securities is able to sell all of its shares during a 90-day period pursuant to Rule 144 under the Securities Act.
Anti-Takeover Provisions
Anti-Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our amended and restated certificate of incorporation provides for a board of directors comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of the Class A common stock will be able to elect all of our directors.
Our amended and restated certificate of incorporation and amended and restated bylaws also provide that:
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the authorized number of directors may be changed only by resolution of the board of directors;

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vacancies and newly created directorships on the board of directors may be filled by a majority vote of the directors then serving on the board, even though less than a quorum, except as otherwise required by law or determined by the board;

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stockholder action may be taken at a duly called meeting of stockholders; and

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a special meeting of stockholders may be called by a majority of our whole board of directors, the chair of our board of directors, or our chief executive officer.

The combination of these provisions will make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for another party to effect a change in management.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law; (iv) any action regarding our amended and restated certificate of incorporation or amended and restated bylaws; or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Several lawsuits have been filed in Delaware challenging the enforceability of similar choice of forum provisions, and it is possible that a court could determine such provisions are not enforceable.
Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.
Listing
Our Class A common stock is listed on the Nasdaq Global Market under the symbol “MDB.”

PLAN OF DISTRIBUTION
We may sell shares of Class A common stock from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades, or a combination of these methods, or through any other methods described in a prospectus supplement. We may sell the Class A common stock to or through one or more underwriters or dealers (acting as principal or agent), through agents, directly to one or more purchasers, or as otherwise described in a prospectus supplement. We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of the underwriters, dealers, or agents, if any;

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the name or names of the selling securityholders, if any;

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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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any options to purchase additional shares or other options under which underwriters may purchase additional securities from us or any selling securityholders;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
We may use underwriters, dealers, or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer, or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
Any underwriter may be granted an option to purchase additional shares and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the Class A common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Cooley LLP, New York, New York, will pass upon the validity of the shares of Class A common stock offered by this prospectus. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at investors.mongodb.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
Our website address is www.mongodb.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38240):
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our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, filed with the SEC on March 22, 2021;

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our Quarterly Report on Form 10-Q for the quarter ended April 30, 2021, filed with the SEC on June 4, 2021;

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our Current Report on Form 8-K filed with the SEC on June 29, 2021;

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the portions of our Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2021 Annual Meeting of Stockholders, filed with the SEC on May 17, 2021, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021; and

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the description of our Class A common stock set forth in our registration statement on Form 8-A, filed with the SEC on October 10, 2017, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.7 to our Annual Report on Form 10-K filed with the SEC on March 22, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part effective upon filing shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
MongoDB, Inc.
Attn: General Counsel
1633 Broadway
38th Floor
New York, New York 10019
(646) 727-4092

2,500,000 Shares
Class A Common Stock
MongoDB, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Morgan Stanley	Goldman Sachs & Co. LLC
Co-Managers
Drexel Hamilton	Guzman & Company	Siebert Williams Shank	Tigress Financial Partners
June 29, 2021